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                                       SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, DC 20549



                                                    FORM 8-K

                                                 CURRENT REPORT
                                     Pursuant to Section 13 or 15(d) of the
                                         Securities Exchange Act of 1934



                         Date of Report (Date of earliest event reported): June 15, 1999



                                                   SUGEN, INC.
                             (Exact name of registrant as specified in its charter)



            Delaware                                0-24814                              13-3629196
(State or other jurisdiction of              (Commission File No.)            (IRS Employer Identification No.)
         incorporation)


                                              230 East Grand Avenue
                                          South San Francisco, CA 94808
                              (Address of principal executive offices and zip code)


                       Registrant's telephone number, including area code: (650) 553-8300


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Item 5.  Other Events.

On June 15, 1999, SUGEN, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Pharmacia & Upjohn, Inc., a Delaware corporation ("Parent"), and University Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Subsidiary").

Subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the "Merger") at the effective time of the Merger, and the Company will become a wholly owned subsidiary of Parent. At the effective time of the Merger, the outstanding shares of common stock, $.01 par value per share, of the Company ("Company Common Stock"), other than shares of Company Common Stock to be canceled in accordance with the Merger Agreement, will be converted into the right to receive that number of shares (the "Exchange Ratio") of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), based on the average (rounded to the 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the volume weighted averages (rounded to the 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the trading prices of Parent Common Stock on the New York Stock Exchange, Inc. ("NYSE"), as reported by Bloomberg Financial Markets for each of the 20 NYSE trading days ending on and including the third trading day immediately preceding the meeting of stockholders of the Company called to vote on the Merger (the "Average Price"), determined as follows:

         (i) if the Average Price is greater than $49.21875 and less than $60.15626, then the Exchange Ratio shall equal $31.00 divided by the Average Price;

         (ii) if the Average Price is equal to or less than $49.21875, then the Exchange Ratio shall equal 0.62984; or

         (iii) if the Average Price is equal to or greater than $60.15625, then the Exchange Ratio shall equal 0.51533.

In addition, Parent will assume outstanding options exercisable for Company Common Stock.

The  Merger is  intended  to be a  tax-free  reorganization  under the  Internal
Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling-of-interests. The Merger is subject to approval by the stockholders of the Company, regulatory approvals and other customary closing conditions.

Also on June 15, 1999, the Company entered into a Stock Option Agreement with Parent (the "Stock Option Agreement") pursuant to which the Company granted an option to Parent to purchase up to 3,372,255 shares of Company Common Stock at a price of $31.00 per share upon the occurrence of certain events related to termination of the Merger Agreement. In addition, certain affiliates of the Company entered into voting agreements on June 15, 1999, pursuant to which such affiliates agreed to vote shares owned by them in favor of the Merger.

The foregoing summaries of certain principal terms of the Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Stock Option Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are hereby incorporated by reference herein.

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A copy of the press release issued by Parent and the Company on June 15, 1999 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

A registration statement relating to the Parent Common Stock to be issued in connection with the Merger has not yet been filed with the SEC, nor has a proxy statement relating to a vote of the Company's stockholders on the Merger been filed with the SEC. The Parent Common Stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any Parent Common Stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction involving the Company and Parent as scheduled, if at all, and those associated with the ability of the combined company to achieve the anticipated benefits of the merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Parent and the Company and risks arising when investing in Parent and the Company, investors are directed to Parent's and the Company's most recent report on Form 10-K and most recent report on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC").

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

Not applicable.

(b)      Pro forma financial information.

Not applicable.

(c)      Exhibits

         2.1 Agreement and Plan of Merger, dated June 15, 1999, by and among Pharmacia & Upjohn, Inc., a Delaware corporation ("Parent"), University Acquisition Corp., a Delaware corporation, and SUGEN, Inc., a Delaware corporation (the "Company").

         2.2 Stock Option Agreement, dated June 15, 1999, by and between Parent and the Company.

         99.1     Joint Press Release of Parent and the Company, issued June 15,
                  1999.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SUGEN, INC.


                                  /s/ James L. Knighton
                                  ----------------------------------------------
                                  By:  James L. Knighton
                                       Senior Vice President and Chief Financial
                                       Officer

Dated: June 17, 1999

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Exhibit
Number            Exhibit Description
-------           -------------------

2.1 Agreement and Plan of Merger, dated June 15, 1999, by and among Pharmacia & Upjohn, Inc., a Delaware corporation ("Parent"), University Acquisition Corp., a Delaware corporation and SUGEN, Inc., a Delaware corporation (the "Company").

2.2 Stock Option Agreement, dated June 15, 1999, by and between Parent and the Company.

99.1              Joint Press Release of Parent and the Company.